Exhibit 1.1

$400,000,000
HEALTHSOUTH CORPORATION
5.75% Senior Notes due 2024
UNDERWRITING AGREEMENT
New York, New York
January 20, 2015
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
as Representative of the
Several Underwriters listed
in Schedule 1 hereto

Regions Securities LLC
as Qualified Independent Underwriter
Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Regions Securities LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC

as Underwriters listed
in Schedule 1 hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
HealthSouth Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an additional $400,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2024 (the “Securities”). The Securities will be issued as “Additional Securities” pursuant to the indenture (the “Base Indenture”) dated as of December 1, 2009, between the Company and Wells Fargo Bank, National Association (successor to The Bank of Nova Scotia Trust Company of New York), as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture thereto relating to the Securities, dated September 11, 2012, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and will be guaranteed on an unsecured senior basis by each of the Guarantors listed in Schedule 2 hereto (the “Guarantors,” and such guarantees the “Guarantees”).
The Company has previously issued $450,000,000 aggregate principal amount of 5.75% Senior Secured Notes due 2024 (the “Existing Securities”) under the Indenture. The Securities constitute “Securities” (as such term is defined in the Indenture) under the Indenture. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the

Securities will have terms identical to the Existing Securities and will be treated as a single series of debt securities for all purposes under the Indenture.
As described in the Preliminary Prospectus under the caption “Recent Developments,” the Company has recently acquired EHHI Holdings, Inc. (“Encompass”) with the proceeds of indebtedness under the senior secured credit facility of the Company.
This Underwriting Agreement (this “Agreement”), the Indenture (including each Guarantee set forth therein) and the Securities are herein referred to collectively as the “Transaction Documents.” The issuance and sale of the Securities and the issuance of the Guarantees together with all transactions contemplated herein and in the Disclosure Package and the Final Prospectus are herein referred to collectively as the “Transactions.”
Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.
The Company hereby confirms its engagement of Regions Securities LLC, and Regions Securities LLC hereby confirms its agreement with the Company to render services, without compensation, as a “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities. Regions Securities LLC, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”
1.     Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Underwriters that:
(a)     Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (No. 333-183740), as defined in Rule 405, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and has been filed with the Commission not earlier than three years prior to the Closing Date. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Underwriters. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). Except to the extent the Underwriters shall agree in writing to a modification, such final prospectus supplement shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b)     Compliance with the Act and the Exchange Act. On each Effective Date, the Registration Statement did, and when the Preliminary Prospectus and Final Prospectus are first filed in accordance with Rule 424(b) and on the Closing Date, the Preliminary Prospectus and Final Prospectus (and any supplement thereto) will, each comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, and the respective rules and regulations thereunder (including with respect to the exclusion of financial statements of Encompass and the pro forma financial statements for the acquisition of Encompass); on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.
(c)     Negative Assurance. (i) The Disclosure Package, when taken together as a whole as of the Execution Time and (ii) each electronic road show when taken together as a whole with the Disclosure Package as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.
(d)     Status as Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)     Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(g)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)     No Objection to Automatic Shelf. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.
(g)     Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.
(h)     Independent Accounting Firm. To the Company’s knowledge, PricewaterhouseCoopers LLP, who has audited or reviewed (as applicable) the financial statements included in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).
(i)     Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of Regulation S‑X under the Act. The supporting schedules, if any, included in the Disclosure Package and the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j)     No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.
(k)     Corporate Formation and Powers. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus, to enter into and perform its obligations under each of the Transaction Documents and for the consummation of the Transactions; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(l)     Subsidiary Formation and Powers. Each subsidiary of the Company has been duly organized and is a validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus or as would not result in a Material Adverse Effect, all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries of the Company was issued in violation of any preemptive or similar rights of any security holder of such subsidiary.
(m)     Due Execution of Transaction Documents. Each Transaction Document has been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto.
(n)     Indenture Authorization and Enforceability. The Base Indenture has been duly authorized and executed by the Company and the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, upon effectiveness of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act. The Base Indenture was duly executed and delivered by and constitutes a valid and binding obligation of the Company and the Supplemental Indenture, constitutes a valid and binding obligation of the Company and each of the Guarantors party thereto, in each case, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).
(o)     Securities Authorization and Enforceability. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)     Conformity to Disclosure. Each Transaction Document and each of the Transactions conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.
(q)     Violation of Laws. None of the Company or any of its subsidiaries is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject, including Federal Medicare and Medicaid statutes and other federal healthcare laws, or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except for such violations or failures that would not, individually or in the aggregate, result in a Material Adverse Effect.
(r)     Violation of Material Agreements. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or similar governing documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents; and the execution, delivery and performance of the Transaction Documents, the consummation of the Transactions and compliance by the Company and its Guarantors with their respective obligations in connection therewith, have been duly authorized by all necessary corporate, limited liability company or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents, nor will such action result in any violation of the provisions of (i) the charter or by-laws (or similar governing documents) of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except, with respect to clause (ii) only, such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(s)     Labor. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, which, in either case, would result in a Material Adverse Effect.
(t)     Inquiry or Investigation. Except as described in the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry, arbitration or investigation before or brought by any court or governmental agency or body, domestic or foreign, or arbitrator or other person, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries (including rate appeals, recoupment claims or contests or open or unsettled cost reports, or claims or assertions made in any utilization reviews), which would result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents.
(u)     Stabilization. The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in any stabilization or manipulation of the price of the Securities.
(v)     Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) described in the Disclosure Package and the Prospectus as being necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property, singly or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any

Intellectual Property and which infringement or conflict, singly or in the aggregate, would result in a Material Adverse Effect.
(w)     Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required for the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents or in connection with the consummation of the Transactions, except such as have been already obtained or would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents.
(x)     Licenses. The Company and the Guarantors possess such permits, licenses, approvals, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other third-party payor programs, consents, accreditations and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(y)     Internal Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such system of internal control over financial reporting was evaluated for effectiveness and was effective as of the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package or the Final Prospectus and the Company and its subsidiaries are not aware of any material weaknesses in such internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(z)     Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were evaluated for effectiveness and were effective as of the date of the latest financial statements included or incorporated by reference in the Disclosure Package or the Final Prospectus and since such evaluation, the Company has made no significant changes in such system of disclosure controls and procedures or in other systems, processes or otherwise that could materially adversely affect such system of disclosure controls and procedures.
(aa)     Real Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all real property owned or used by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Disclosure Package and the Final Prospectus, (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) would not, singly or in the aggregate, result in a Material Adverse Effect.
(bb)     Environmental. Except as described in the Disclosure Package and the Final Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to the

Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.
(cc)     ERISA. Except as described in the Disclosure Package and the Final Prospectus, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. Except as described in the Disclosure Package and the Final Prospectus, no event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect has occurred. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
(dd)     Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ee)     Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(ff)         Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(gg)     OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“Sanctions”); and the Company will not use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) directly or indirectly for the purpose of funding any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(hh)     Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect), and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. All material tax liabilities have been adequately provided for in the financial statements of the Company to the extent required under GAAP.

(ii)         Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is, to the Company’s knowledge, in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that will not have a Material Adverse Effect.
(jj)         Statistical and Market Data. Any statistical and market related data included in the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(kk)     Investment Company. Neither the Company nor any of its subsidiaries is required, and upon the consummation of the Transactions, including the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none of them will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(ll)     Solvency. On and immediately after the Closing Date, the Company and the Guarantors (after giving effect to the Transactions) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the Transactions, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature.
(mm)     Recent Developments. With regard to the financial information set forth in the Disclosure Package and the Final Prospectus under the heading “Preliminary Estimates for the Year Ended December 31, 2014,” such information has been derived from the books and records of the Company, reflects the Company’s best estimates of such information available to the Company as of the date hereof and as of the Closing Date, respectively, and, to the best of the Company’s knowledge and belief after due inquiry, is accurate in all material respects as of the dates set forth in therein.
Any certificate signed by any officer of the Company or by an authorized signatory of a Guarantor, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, as to matters covered thereby, to each Underwriter.
2.     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell the Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 100.20% of the principal amount thereof plus accrued interest with respect to the Securities, from November 1, 2014, to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.
3.     Delivery and Payment. Delivery of and payment for the Securities shall be made not later than 10:00 a.m., New York time, on January 29, 2015, or at such time on such later date not more than five Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
4.     Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.
5.     Agreements. The Company and the Guarantors jointly and severally agree with the several Underwriters that:

(a)     Amendments and Supplements to the Registration Statement, Final Prospectus or Preliminary Prospectus; Preparation of Final Prospectus; Other Matters. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) (other than an amendment or supplement resulting from the filing of a report required to be filed by the Company under the Exchange Act or unless otherwise required by applicable law; provided, however, that from the date hereof to the Closing Date, the Company shall furnish the counsel to the Underwriters with a copy of any Current Report on Form 8-K that it intends to file with the Commission prior to filing such report) to the Base Prospectus unless the Company has furnished the Underwriters with a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably object in a reasonably timely manner. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) prior to the termination of the offering of Securities of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)     Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Disclosure Package, file a new registration statement or supplement the Disclosure Package to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Disclosure Package, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as they may reasonably request.
(c)     Prospectus Delivery. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Underwriters in such quantities as they may reasonably request.
(d)     Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)     Copies of Documents. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final

Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)     Blue Sky. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)     Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, neither party has made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)     Ratings. The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.
(i)     Agreement not to Offer or Sell Additional Securities. During the period from the date hereof through and including the 90th day following the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a stated maturity of more than one year; provided, however, that the Company and the Guarantors are expressly allowed to offer, issue and sell debt securities for the purpose of redeeming the outstanding amounts, including principal, interest and, if applicable, premium, due upon redemption under the Company’s 8.125% Senior Notes due 2020.
(j)     Stabilization. Neither the Company nor the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(k)     Expenses. The Company and the Guarantors jointly and severally agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantors; (x) any fees charged by rating agencies for the rating of the Securities; (xi) the fees and expenses of the Trustee (including related fees and expenses of any counsel to the Trustee); and (xii) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations under the Transaction Documents.

(l)     Use of Proceeds. The Company will apply the net proceeds of the Securities as described in the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”
6.     Conditions to the Obligations of the Underwriter. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:
(a)        Filings under the Act. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.
(b)         Opinion of Counsel for the Company; Opinion of General Counsel of the Company. The Representative shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, and of John P. Whittington, Executive Vice President, General Counsel and Secretary of the Company, in form and substance substantially similar to the opinions delivered in connection with the Existing Notes.
(c)         Opinion of Counsel for the Representative. The Representative shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)         Officers’ Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by a President or Vice President of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:
(i)     the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and each of the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)     no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s or the Guarantors’ knowledge, threatened; and
(iii)     since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(e)         Comfort Letter. At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP, a letter dated such date, which in form and substance satisfactory to the Representative and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package.
(f)         Bring-Down Comfort Letter. At the Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP, a letter dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified dated referred in such letter to shall be a date not more than three Business Days prior to the Closing Date.

(g)         No Material Adverse Change. Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto).
(h)         No Ratings Agency Change. Subsequent to the Execution Time, (i) there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any of the Company’s debt securities (other than an announcement with positive implications of possible upgrading).
(i)        CFO Certificate. At the time of execution of this Agreement, the Representative shall have received from the Chief Financial Officer of the Company, a certificate dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative covering the matters referred to in Section 1(mm). On the Closing Date, the Representative shall have received from the Chief Financial Officer of the Company, a certificate dated such date in form and substance satisfactory to the Representative, to the effect that he reaffirms the statements made in the certificate furnished by him pursuant to the previous sentence of this subsection (i).
(j)         Other Documents. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters, the Company and the Guarantors, except as provided in Section 7 and except that Sections 1, 5(k), 8 and 11 to 21 shall survive any such termination and remain in full force and effect, hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
7.     Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated (i) because a condition to the obligations of the Underwriters set forth in Section 6 (excluding Section (c)) hereof is not satisfied, (ii) because of any termination pursuant to Section 9 hereof, or (iii) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, then, in each case, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters on demand through Merrill Lynch, Pierce, Fenner & Smith Incorporated for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.
8.     Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses (including the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information consists solely of the information specified in paragraph (b) of this Section 8. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.
(b)         Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges and agrees that the only written information furnished by the Underwriters consists of the paragraphs in the Disclosure Package and the Final Prospectus under the heading “Underwriting (Conflicts of Interest)” related to concessions, short sales, market making, stabilization, penalty bids, and purchases to cover positions created by short sales.
(c)         Notice and Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) (which counsel and local counsel will, in connection with any indemnification pursuant to Section 8(a) hereof, be chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)         Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors jointly and severally agree and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the

Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). In no case shall the Underwriters be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriters hereunder. Each Underwriter’s respective obligation to contribute pursuant to this Section 8 is several in proportion to its respective purchase obligations hereunder and not joint.
(e)        Indemnification of the QIU. Without limitation and in addition to their obligations under the other subsections of this Section 8, the Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the QIU, its affiliates, directors, officers, employees and agents, and each person, if any, who controls the QIU within the meaning of the Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the QIU or such affiliate, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or action in respect thereof) arises out of or is based upon the QIU’s acting (or alleged failure to act) as a “qualified independent underwriter” (within the meaning of Rule 5121(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agree to reimburse the QIU, its affiliates, directors, officers, employees and agents and each such controlling person for any and all legal or other expenses (including the fees and disbursements of counsel chosen by the QIU) incurred by the QIU or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results solely from the gross negligence or willful misconduct of the QIU. If the indemnification provided for in this Section 8(e) is unavailable or insufficient to hold harmless an indemnified party in respect of losses, claims, damages, liabilities of expenses referred to in the prior sentence, then the Company and the Guarantors shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses, based on the factors described in Section 8(d) above; provided, however, that (i) the relative benefits received by the QIU in connection with the offering of the Securities pursuant to this Agreement shall, for purposes of Section 8(d), be deemed to be equal to the compensation, if any, received by the QIU solely for acting in such capacity and (ii) notwithstanding the provisions of Section 8(d), the QIU shall not be required to contribute any amount in excess of the compensation, if any, received by the QIU solely for acting in such capacity.
9.     Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the delivery of and payment for the Securities, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over the counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement.
10.     Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this

Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 7 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect; provided, however, that the Company shall not be liable for the payment of expenses incurred by any defaulting Underwriter.
(d)         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
11.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors, the Company’s officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the QIU or the Company, the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(k), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.     Notices. All notices and other communications hereunder shall be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed or transmitted by any standard form of telecommunication, to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 50 Rockefeller Plaza, New York, New York 10020, Attention: High Yield Legal Department, Facsimile: 212-901-7897; or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at 3660 Grandview Parkway, Suite 200, Birmingham, AL 35245, Facsimile: (205) 262-3948, attention of John P. Whittington, Executive Vice President, General Counsel and Corporate Secretary.
13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.     No fiduciary duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Guarantor on related or other matters). The Company and each Guarantor agrees that is will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or to any Guarantor, in connection with such transaction or the process leading thereto.
15.     Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, or any of them, with respect to the subject matter hereof.
17.     Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
18.     Waiver of Jury Trial. The Company and each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.     Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
20.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
21.     Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) each Free Writing Prospectus listed on Annex A hereto.
“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or is deemed to become effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean 5:06 p.m. (EST) on January 20, 2015.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the Execution Time, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” and “Rule 433” refer to such rules under the Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Underwriters.
Very truly yours,
HealthSouth Corporation

By:	/s/ Doug Coltharp

Name:	Doug Coltharp

Title:	Executive Vice President and Chief Financial Officer

    GUARANTORS
CMS Jonesboro Rehabilitation, Inc.
CMS Topeka Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Montgomery, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Yuma, Inc.
HEALTHSOUTH Rehabilitation Center, Inc.
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HealthSouth Rehabilitation Hospital of San Juan, Inc.
HealthSouth Rehabilitation Hospital of Texarkana, Inc.
HealthSouth Rehabilitation Hospital The Woodlands, Inc.
HealthSouth Rehabilitation Institute of San Antonio, (RIOSA), Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Nevada-Las Vegas, Inc.
Sherwood Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.

By:	/s/ Edmund M. Fay
Name: Edmund M. Fay Title: Authorized Signatory

[HealthSouth Underwriting Agreement]

Lakeview Rehabilitation Group Partners
By: Continental Medical of Kentucky, Inc.
Its: General Partner

Southern Arizona Regional Rehabilitation Hospital, L.P.
By: Continental Rehabilitation Hospital of Arizona, Inc.
Its: General Partner

Western Medical Rehab Associates, L.P.
By: Western Neuro Care, Inc.
Its: General Partner

By:	/s/ Edmund M. Fay
Name: Edmund M. Fay Title: Authorized Signatory

[HealthSouth Underwriting Agreement]

Advantage Health, LLC
HealthSouth Arizona Real Estate, LLC
HealthSouth Aviation, LLC
HealthSouth Bakersfield Rehabilitation Hospital, LLC
HealthSouth California Real Estate, LLC
HealthSouth Colorado Real Estate, LLC
HealthSouth Deaconess Holdings, LLC
HealthSouth East Valley Rehabilitation Hospital, LLC
HealthSouth Harmarville Rehabilitation Hospital, LLC
HealthSouth Johnson City Holdings, LLC
HealthSouth Joint Ventures Holdings, LLC
HealthSouth Kansas Real Estate, LLC
HealthSouth Kentucky Real Estate, LLC
HealthSouth Littleton Rehabilitation, LLC
HealthSouth Martin County Holdings, LLC
HealthSouth Middletown Rehabilitation Hospital, LLC
HealthSouth Nevada Real Estate, LLC
HealthSouth New Mexico Real Estate, LLC
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC
HealthSouth Ohio Real Estate, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Pennsylvania Real Estate, LLC
HealthSouth Plano Rehabilitation Hospital, LLC
HealthSouth Properties, LLC
HealthSouth Reading Rehabilitation Hospital, LLC
HealthSouth Real Estate, LLC
HealthSouth Real Property Holding, LLC
HealthSouth Rehabilitation Hospital at Drake, LLC
HealthSouth Rehabilitation Hospital of Arlington, LLC
HealthSouth Rehabilitation Hospital of Beaumont, LLC
HealthSouth Rehabilitation Hospital of Charleston, LLC
HealthSouth Rehabilitation Hospital of Cypress, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC
HealthSouth Rehabilitation Hospital of Gadsden, LLC
HealthSouth Rehabilitation Hospital of Henderson, LLC
HealthSouth Rehabilitation Hospital of Humble, LLC
HealthSouth Rehabilitation Hospital of Largo, LLC
HealthSouth Rehabilitation Hospital of Las Vegas, LLC
HealthSouth Rehabilitation Hospital of Marion County, LLC
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC
HealthSouth Rehabilitation Hospital of Miami, LLC
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC
HealthSouth Rehabilitation Hospital of Modesto, LLC
HealthSouth Rehabilitation Hospital of New Mexico, LLC
HealthSouth Rehabilitation Hospital of Newnan, LLC
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC
HealthSouth Rehabilitation Hospital of Petersburg, LLC
HealthSouth Rehabilitation Hospital of Sarasota, LLC
HealthSouth Rehabilitation Hospital of Seminole County, LLC
HealthSouth Rehabilitation Hospital of Sewickley, LLC
HealthSouth Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HealthSouth Rehabilitation Hospital of Tallahassee, LLC
HealthSouth Rehabilitation Hospital of Utah, LLC

[HealthSouth Underwriting Agreement]

HealthSouth Rehabilitation Institute of Tucson, LLC
HealthSouth Savannah Holdings, LLC
HealthSouth Scottsdale Rehabilitation Hospital, LLC
HealthSouth Sea Pines Holdings, LLC
HealthSouth South Carolina Real Estate, LLC
HealthSouth Specialty Hospital of North Louisiana, LLC
HealthSouth Sub-Acute Center of Mechanicsburg, LLC
HealthSouth Sunrise Rehabilitation Hospital, LLC
HealthSouth Support Companies, LLC
HealthSouth Texas Real Estate, LLC
HealthSouth Tucson Holdings, LLC
HealthSouth Utah Real Estate, LLC
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC
HealthSouth Virginia Real Estate, LLC
HealthSouth Walton Rehabilitation Hospital, LLC
HealthSouth West Virginia Real Estate, LLC
HealthSouth of East Tennessee, LLC
HealthSouth of Erie, LLC
HealthSouth of Fort Smith, LLC
HealthSouth of Pittsburgh, LLC
HealthSouth of Toms River, LLC
HealthSouth of York, LLC
New England Rehabilitation Management Co., LLC
Print Promotions Group
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of Plano, LLC
Rehabilitation Institute of Western Massachusetts, LLC

By:	/s/ Edmund M. Fay
Name: Edmund M. Fay Title: Authorized Signatory

[HealthSouth Underwriting Agreement]

Accepted and agreed to as of the date
first written above
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
as Representative, Underwriter

By: /s/ Matthew A. Curtin
Name: Matthew A. Curtin Title: Managing Director

[HealthSouth Underwriting Agreement]

Barclays Capital Inc.,
as an Underwriter

By: /s/ John Skrobe
Name: John Skrobe Title: Managing Director

[HealthSouth Underwriting Agreement]

Citigroup Global Markets Inc.,
as an Underwriter

By: /s/ Stuart G. Dickson
Name: Stuart G. Dickson Title: Managing Director

[HealthSouth Underwriting Agreement]

Goldman, Sachs & Co.,
as an Underwriter

By: /s/ Michael Hickey
Name: Michael Hickey Title: Managing Director

[HealthSouth Underwriting Agreement]

J.P. Morgan Securities LLC,
as an Underwriter

By: /s/ Gregory R. Maxon
Name: Gregory R. Maxon Title: Executive Director

[HealthSouth Underwriting Agreement]

Morgan Stanley & Co. LLC,
as an Underwriter

By: /s/ Pramod Raju
Name: Pramod Raju Title: Authorized Signatory

[HealthSouth Underwriting Agreement]

RBC Capital Markets, LLC,
as an Underwriter

By: /s/ Christopher Sokoes
Name: Christopher Sokoes Title: Director

[HealthSouth Underwriting Agreement]

Regions Securities LLC,
as an Underwriter and as QIU

By: /s/ Neal Smith
Name: Neal Smith Title: Managing Director

[HealthSouth Underwriting Agreement]

SunTrust Robinson Humphrey, Inc.,
as an Underwriter

By: /s/ Ronald B. Caldwell
Name: Ronald B. Caldwell Title: Managing Director

[HealthSouth Underwriting Agreement]

Wells Fargo Securities, LLC,
as an Underwriter

By: /s/ Robert C. Rechkemmer
Name: Robert C. Rechkemmer Title: Director

[HealthSouth Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$45,100,000
Barclays Capital Inc.	$45,100,000
Citigroup Global Markets Inc.	$45,100,000
Goldman, Sachs & Co.	$45,100,000
J.P. Morgan Securities LLC	$45,100,000
Morgan Stanley & Co. LLC	$45,100,000
RBC Capital Markets, LLC	$23,200,000
Regions Securities LLC.	$16,000,000
SunTrust Robinson Humphrey, Inc.	$45,100,000
Wells Fargo Securities, LLC.	$45,100,000
Total	$400,000,000

Schedule 2

Guarantors	State of Incorporation or Organization
Advantage Health, LLC	Delaware
CMS Jonesboro Rehabilitation, Inc.	Delaware
CMS Topeka Rehabilitation, Inc.	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
Health South Arizona Real Estate, LLC	Delaware
Health South Aviation, LLC	Delaware
Health South Bakersfield Rehabilitation Hospital, LLC	Delaware
Health South California Real Estate, LLC	Delaware
Health South Colorado Real Estate, LLC	Delaware
Health South Deaconess Holdings, LLC	Delaware
Health South East Valley Rehabilitation Hospital, LLC	Delaware
HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware
HealthSouth Johnson City Holdings, LLC	Delaware
HealthSouth Joint Ventures Holdings, LLC	Delaware
HealthSouth Kansas Real Estate, LLC	Delaware
HealthSouth Kentucky Real Estate, LLC	Delaware
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware
HealthSouth Littleton Rehabilitation, LLC	Delaware
HealthSouth Martin County Holdings, LLC	Delaware
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware
HealthSouth Nevada Real Estate, LLC	Delaware
HealthSouth New Mexico Real Estate, LLC	Delaware
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware
HealthSouth Ohio Real Estate, LLC	Delaware
HealthSouth Owned Hospitals Holdings, LLC	Delaware
HealthSouth Pennsylvania Real Estate, LLC	Delaware
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware
HealthSouth Properties, LLC	Delaware
HealthSouth Reading Rehabilitation Hospital, LLC	Delaware
HealthSouth Real Estate, LLC	Delaware
HealthSouth Real Property Holding, LLC	Delaware
HealthSouth Rehabilitation Center of New Hampshire, Inc.	Delaware
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Beaumont, LLC	Delaware
HealthSouth Rehabilitation Hospital of Charleston, LLC	South Carolina
HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware

HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC	Delaware
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sewickley, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.	Delaware
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama
HealthSouth Savannah Holdings, LLC	Delaware
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware
HealthSouth Sea Pines Holdings, LLC	Delaware
HealthSouth South Carolina Real Estate, LLC	Delaware
HealthSouth Specialty Hospital of North Louisiana, LLC	Louisiana
HealthSouth Sub-Acute Center of Mechanicsburg, LLC	Delaware
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware
HealthSouth Support Companies, LLC	Delaware
HealthSouth Texas Real Estate, LLC	Delaware
HealthSouth Tucson Holdings, LLC	Delaware
HealthSouth Utah Real Estate, LLC	Delaware
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware
HealthSouth Virginia Real Estate, LLC	Delaware
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware
HealthSouth West Virginia Real Estate, LLC	Delaware
HEALTHSOUTH of Dothan, Inc.	Alabama
HealthSouth of East Tennessee, LLC	Delaware
HealthSouth of Erie, LLC	Delaware
HealthSouth of Fort Smith, LLC	Delaware
HEALTHSOUTH of Montgomery, Inc.	Alabama
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HealthSouth of Pittsburgh, LLC	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware

HealthSouth of Toms River, LLC	Delaware
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HealthSouth of York, LLC	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
Lakeshore System Services of Florida, Inc.	Florida
Lakeview Rehabilitation Group Partners	Kentucky
New England Rehabilitation Management Co., LLC	New Hampshire
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Rehabilitation Hospital of Nevada-Las Vegas, Inc.	Delaware
Rehabilitation Hospital of Plano, LLC	Texas
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts
Sherwood Rehabilitation Hospital, Inc.	Delaware
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Tarrant County Rehabilitation Hospital, Inc.	Texas
Tyler Rehabilitation Hospital, Inc.	Texas
Western Medical Rehab Associates, L.P.	Delaware
Western Neuro Care, Inc.	Delaware

ANNEX A
1.    Term sheet containing the terms of the Securities in the form of Annex B.

ANNEX B
PRICING TERM SHEET
1.    The free writing prospectus filed on January 20, 2015 by the Company with the SEC pursuant to Rule 433.